Exhibit 77Q3.1

Registrant: American Century Investment Trust

File Number: 811-7822

Registrant CIK Number: 0000908406

     Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 9/30/2002
Series Number:  1

     72DD.  1. Total income  dividends  for which record date passed  during the period. (000's omitted)
         Investor Class              18939
         2. Dividends for a second class of open-end company shares
              (000's omitted)
         Advisor Class                   85
         C Class                          1

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             2695098
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class                 15258
         C Class                         490

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $1.00
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $1.00
         C Class                    $1.00

For period ending 9/30/2002
Series Number:  3

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted)
         Investor Class               4578
         2. Dividends for a second class of open-end company shares (000's omitted)
         Advisor Class               256
         Institutional Class        5962
73A.     Payments per share outstanding during the entire current period:
1.       Dividends from net investment income
          Investor Class            0.25874
2.       Dividends for a second class of open-end company shares
         Advisor Class              0.24598
         Institutional Class        0.268944

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             18678
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class                1131
         Institutional Class         21210

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $10.39
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $10.39
         Institutional Class        $10.39